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                                                                     EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statements of Acuity Brands, Inc. listed below of our report dated September 30, 2002, except for the last paragraph of Note 4, as to which the date is October 11, 2002, with respect to the consolidated financial statements and schedule of Acuity Brands, Inc. included in this Annual Report (Form 10-K) for the year ended August 31, 2002:

         1. Registration Statement No. 333-74242 on Form S-8 (Acuity Lighting Group, Inc. Profit Sharing Retirement Plan for Salaried Employees, Zep Manufacturing Company 401(k) Plan, Selig Chemical Industries Retirement Plan, Acuity Brands, Inc. 401(k) Plan for Corporate Employees, Acuity Lighting Group, Inc. 401(k) Plan for Hourly Employees, Enforcer Products 401(k) Plan, Holophane Division of Acuity Lighting Group 401(k) Plan for Hourly Employees, Holophane Division of Acuity Lighting Group 401(k) Plan for Hourly Employees Covered by a Collective Bargaining Agreement).

         2. Registration Statement No. 333-74246 on Form S-8 (Acuity Brands, Inc. Long-Term Incentive Plan, Acuity Brands, Inc. Employee Stock Purchase Plan, Acuity Brands, Inc. 2001 Nonemployee Directors' Stock Option Plan).

                                                           ERNST & YOUNG LLP

Atlanta, Georgia
November 8, 2002